Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release

August 6, 2012
KEMPER CORPORATION REPORTS SECOND QUARTER 2012 RESULTS
CHICAGO - (Business Wire) - Kemper Corporation (NYSE: KMPR) reported today net income of $2.3 million ($0.04 per share) for the second quarter of 2012, compared to a net loss of $3.3 million ($0.06 per share) for the second quarter of 2011. Consolidated net operating loss1 was $0.8 million ($0.01 per share) for the second quarter of 2012, compared to consolidated net operating loss of $20.2 million ($0.33 per share) for the second quarter of 2011.

	Three Months Ended		Six Months Ended
(Dollars in millions, except per share amounts) (Unaudited)	Jun 30, 2012	Jun 30, 2011	Jun 30, 2012	Jun 30, 2011
Consolidated Net Operating Income (Loss)[1]	$(0.8)	$(20.2)	$32.6	$15.9
Income (Loss) from Continuing Operations	1.6	(9.4)	37.9	35.6
Net Income (Loss)	2.3	(3.3)	45.9	48.2

Impact of Catastrophe Losses and Loss Adjustment Expense (LAE) on Net Income	$(36.3)	$(67.8)	$(43.7)	$(74.1)

Basic Net Income (Loss) Per Share From:
Consolidated Net Operating Income (Loss)[1]	$(0.01)	$(0.33)	$0.54	$0.26
Continuing Operations	0.03	(0.16)	0.63	0.58
Net Income (Loss)	0.04	(0.06)	0.77	0.79

Impact of Catastrophe Losses and LAE on Net Income Per Share	$(0.61)	$(1.12)	$(0.73)	$(1.22)

“As recently announced, we decided to cease direct marketing efforts and are moving forward with a full strategic analysis of Kemper Direct to maximize value for our shareholders,” commented Donald G. Southwell, Kemper's Chairman, President and Chief Executive Officer. “Although our overall property and casualty results improved over 2011, we had a difficult second quarter, experiencing catastrophe losses totaling $36 million after-tax and increased loss trends. Accordingly, we continue to file for rate increases and take underwriting actions to improve our P&C profitability.”
“Our Life and Health segment continued to deliver solid top and bottom line results. The diversity of Kemper's business model and the stability of the life group offset the impact of another significant catastrophe quarter. We are also pleased with the performance of Reserve National as it continues to reposition its product suite to address the National Healthcare reform changes,” added Southwell.
“On the capital front, we repurchased over $20 million of common stock in the quarter and just over $50 million in the year through July,” concluded Southwell.

1 Consolidated net operating income (loss) is an after-tax, non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for additional information.

Highlights

•
Kemper's flagship life insurance subsidiary, United Insurance Company of America, was recognized in July as one of the top 50 performing life insurance companies by the Ward Group for the second consecutive year.

•
Reserve National reported stable quarterly accident and health earned premiums of $33.8 million, which included a 32 percent increase in earned premiums on its expanded supplemental product offerings, offsetting a 12 percent anticipated decrease in its hospitalization products.

•	Earned premiums at Kemper Preferred increased approximately 2 percent to $218.0 million; and included a 7 percent year-over-year increase in its packaged auto and home policies in force.

•	Kemper Specialty grew commercial automobile earned premiums about 6 percent to $10.5 million; which included a 14 percent year-over-year increase in commercial automobile policies in force.
Capital
During the quarter, Kemper repurchased nearly 725,000 shares of common stock at a cost of $21.5 million and paid dividends of $14.3 million. Year to date through July, Kemper repurchased over 1.7 million shares of common stock at a cost of $51.5 million.
Kemper ended the quarter with a book value per share of $36.42, up from $35.69 at the end of the first quarter. Book value per share excluding unrealized gains on fixed maturities was $30.19 at the end of the second quarter, compared to $30.40 at the end of the first quarter.
At the end of the second quarter, Kemper Corporation held cash and investments of $163.2 million, and its $325 million revolving line of credit was undrawn.
Revenues
Total revenues were $608.9 million for the second quarter of 2012, compared to $647.7 million in 2011. Earned premiums were $529.8 million for the second quarter of 2012, compared to $548.1 million in 2011. Earned premiums decreased predominately from the planned reduction at Kemper Direct, which declined by $13.6 million.
Net investment income was $75.2 million in the second quarter of 2012, a $7.7 million decrease from 2011, driven by $9.8 million lower net investment income from equity method investments, partially offset by growth in average fixed income investments. The investment portfolio generated a pre-tax equivalent annualized book yield of 5.6 percent for the second quarter of 2012.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and (iii) catastrophe losses exclude the impact of prior-year development.

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2012	Jun 30, 2011	Jun 30, 2012	Jun 30, 2011
Segment Net Operating Income (Loss):
Kemper Preferred	$(10.3)	$(33.3)	$0.1	$(22.0)
Kemper Specialty	(2.8)	5.3	1.3	9.7
Kemper Direct	(2.9)	(4.8)	(4.2)	(8.7)
Life and Health Insurance	19.5	18.0	47.3	48.0
Total Segment Net Operating Income (Loss)	3.5	(14.8)	44.5	27.0
Corporate and Other Net Operating Loss	(4.3)	(5.4)	(11.9)	(11.1)
Consolidated Net Operating Income (Loss)	(0.8)	(20.2)	32.6	15.9
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	2.7	11.5	5.9	20.7
Net Impairment Losses Recognized in Earnings	(0.3)	(0.7)	(0.6)	(1.0)
Income (Loss) from Continuing Operations	$1.6	$(9.4)	$37.9	$35.6
Kemper Preferred reported a net operating loss of $10.3 million for the second quarter of 2012, compared to a net operating loss of $33.3 million in 2011. The current quarter included $29.1 million of catastrophe losses, $28.0 million lower than the prior year. Results also included a $3.7 million deterioration in underwriting results on an underlying basis and $2.4 million lower net investment income. The underlying combined ratio was 96.4 percent in the second quarter of 2012, compared to 93.7 percent in 2011. The personal auto underlying combined ratio increased, largely related to higher severity, partially offset by lower frequency. Homeowners underlying combined ratio increased primarily from higher non-catastrophe fire losses, partially offset by lower non-catastrophe weather related losses.
Kemper Specialty reported a net operating loss of $2.8 million for the second quarter of 2012, compared to net operating income of $5.3 million in 2011. The current quarter included a $4.0 million deterioration in underwriting results on an underlying basis, $1.8 million lower net investment income, and $0.5 million higher catastrophe losses. Additionally, Kemper Specialty reported $4.0 million of adverse prior year development on personal automobile insurance, partially offset by $3.1 million of favorable prior year development on commercial automobile insurance. The results for the second quarter of 2011 included $0.8 million of favorable prior year development on both personal automobile insurance and commercial automobile insurance, partially offset by $0.3 million of adverse prior year development on other insurance pools in run-off. Kemper Specialty’s underlying combined ratio was 105.0 percent in the second quarter of 2012, an increase of 5.1 percentage points. The underlying loss ratio increased, driven by a higher physical damage loss frequency. The insurance expense ratio increased largely related to technology initiatives.
Kemper Direct reported a net operating loss of $2.9 million for the second quarter of 2012, compared to a net operating loss of $4.8 million in 2011. The current quarter results included $1.5 million of catastrophe losses and $1.4 million of favorable prior year development, compared to the second quarter of 2011, which included $2.5 million of catastrophe losses and $0.5 million of favorable prior year development. On an underlying basis, the combined ratio deteriorated slightly, from higher severity in auto liability coverages. Net investment income was lower by $1.3 million from lower net investment income from equity method investments.
Life and Health Insurance reported net operating income of $19.5 million for the second quarter of 2012, compared to $18.0 million in 2011. Results improved from $3.0 million lower catastrophe losses, which was partially offset by lower allocated net investment income.
Corporate and other net operating loss decreased $1.1 million for the second quarter of 2012, primarily related to $1.4 million higher unallocated investment income, offset by $0.5 million higher pension expense.

Unaudited condensed consolidated statements of income for the three and six months ended June 30, 2012 and 2011 are presented below:

	Three Months Ended		Six Months Ended
(Dollars in millions, except per share amounts)	Jun 30, 2012	Jun 30, 2011	Jun 30, 2012	Jun 30, 2011
Revenues:
Earned Premiums	$529.8	$548.1	$1,059.0	$1,094.1
Net Investment Income	75.2	82.9	152.6	164.1
Other Income	0.2	0.2	0.4	0.4
Net Realized Gains on Sales of Investments	4.1	17.8	9.0	32.0
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(0.4)	(1.3)	(0.9)	(1.7)
Portion of Losses Recognized in Other Comprehensive Income	—	—	—	—
Net Impairment Losses Recognized in Earnings	(0.4)	(1.3)	(0.9)	(1.7)
Total Revenues	608.9	647.7	1,220.1	1,288.9
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	423.8	477.1	800.4	869.4
Insurance Expenses	167.7	170.6	330.1	336.7
Interest and Other Expenses	20.9	20.9	42.7	40.6
Total Expenses	612.4	668.6	1,173.2	1,246.7
Income (Loss) from Continuing Operations before Income Taxes	(3.5)	(20.9)	46.9	42.2
Income Tax Benefit (Expense)	5.1	11.5	(9.0)	(6.6)
Income (Loss) from Continuing Operations	1.6	(9.4)	37.9	35.6
Income from Discontinued Operations	0.7	6.1	8.0	12.6
Net Income (Loss)	$2.3	$(3.3)	$45.9	$48.2

Income (Loss) from Continuing Operations Per Unrestricted Share:
Basic	$0.03	$(0.16)	$0.63	$0.58
Diluted	$0.03	$(0.16)	$0.63	$0.58

Net Income (Loss) Per Unrestricted Share:
Basic	$0.04	$(0.06)	$0.77	$0.79
Diluted	$0.04	$(0.06)	$0.77	$0.79

Dividends Paid to Shareholders Per Share	$0.24	$0.24	$0.48	$0.48

Unaudited business segment revenues for the three and six months ended June 30, 2012 and 2011 are presented below:

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2012	Jun 30, 2011	Jun 30, 2012	Jun 30, 2011
REVENUES
Kemper Preferred:
Earned Premiums	$218.0	$214.4	$433.0	$426.3
Net Investment Income	11.9	15.4	22.8	29.6
Other Income	0.1	—	0.2	0.1
Total Kemper Preferred	230.0	229.8	456.0	456.0
Kemper Specialty:
Earned Premiums	106.6	113.3	213.4	225.7
Net Investment Income	4.7	7.2	9.9	13.8
Other Income	0.1	0.1	0.1	0.2
Total Kemper Specialty	111.4	120.6	223.4	239.7
Kemper Direct:
Earned Premiums	43.9	57.5	90.9	117.4
Net Investment Income	3.7	5.5	7.3	10.8
Total Kemper Direct	47.6	63.0	98.2	128.2
Life and Health Insurance:
Earned Premiums	161.3	162.9	321.7	324.7
Net Investment Income	49.7	52.1	105.4	104.8
Other Income	—	0.1	0.1	0.1
Total Life and Health Insurance	211.0	215.1	427.2	429.6
Total Segment Revenues	600.0	628.5	1,204.8	1,253.5
Net Realized Gains on the Sales of Investments	4.1	17.8	9.0	32.0
Net Impairment Losses Recognized in Earnings	(0.4)	(1.3)	(0.9)	(1.7)
Other	5.2	2.7	7.2	5.1
Total Revenues	$608.9	$647.7	$1,220.1	$1,288.9

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in millions) (Unaudited)

	Jun 30, 2012	Dec 31, 2011
Assets:
Investments:
Fixed Maturities at Fair Value	$4,766.7	$4,773.4
Equity Securities at Fair Value	470.2	397.3
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	283.9	306.3
Short-term Investments at Cost which Approximates Fair Value	272.7	247.4
Other Investments	500.3	498.3
Total Investments	6,293.8	6,222.7
Cash	249.5	251.2
Receivables from Policyholders	374.7	379.2
Other Receivables	207.0	218.7
Deferred Policy Acquisition Costs	303.5	294.0
Goodwill	311.8	311.8
Current and Deferred Income Tax Assets	9.8	6.4
Other Assets	256.7	250.7
Total Assets	$8,006.8	$7,934.7
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,130.6	$3,102.7
Property and Casualty	1,010.2	1,029.1
Total Insurance Reserves	4,140.8	4,131.8
Unearned Premiums	665.5	666.2
Liabilities for Income Taxes	24.7	6.2
Notes Payable at Amortized Cost	611.0	610.6
Accrued Expenses and Other Liabilities	416.1	403.3
Total Liabilities	5,858.1	5,818.1
Shareholders’ Equity:
Common Stock	5.9	6.0
Paid-in Capital	729.7	743.9
Retained Earnings	1,101.6	1,108.7
Accumulated Other Comprehensive Income	311.5	258.0
Total Shareholders’ Equity	2,148.7	2,116.6
Total Liabilities and Shareholders’ Equity	$8,006.8	$7,934.7

Unaudited selected financial information for the Kemper Preferred segment follows:

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2012	Jun 30, 2011	Jun 30, 2012	Jun 30, 2011

Results of Operations

Net Premiums Written	$233.0	$224.7	$440.0	$424.3
Earned Premiums:
Automobile	$128.0	$127.6	$254.6	$254.5
Homeowners	76.3	73.4	151.0	145.3
Other Personal	13.7	13.4	27.4	26.5
Total Earned Premiums	218.0	214.4	433.0	426.3
Net Investment Income	11.9	15.4	22.8	29.6
Other Income	0.1	—	0.2	0.1
Total Revenues	230.0	229.8	456.0	456.0
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	149.8	141.4	294.8	286.9
Catastrophe Losses and LAE	44.8	87.9	53.3	96.9
Prior Years:
Non-catastrophe Losses and LAE	(1.7)	(2.6)	(2.3)	(3.7)
Catastrophe Losses and LAE	(4.1)	(2.0)	(4.4)	(2.3)
Total Incurred Losses and LAE	188.8	224.7	341.4	377.8
Insurance Expenses	60.3	59.6	120.6	118.6
Operating Loss	(19.1)	(54.5)	(6.0)	(40.4)
Income Tax Benefit	8.8	21.2	6.1	18.4
Segment Net Operating Income (Loss)	$(10.3)	$(33.3)	$0.1	$(22.0)

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	68.7%	65.9%	68.0%	67.3%
Current Year Catastrophe Losses and LAE Ratio	20.6	41.0	12.3	22.7
Prior Years Non-catastrophe Losses and LAE Ratio	(0.8)	(1.2)	(0.5)	(0.9)
Prior Years Catastrophe Losses and LAE Ratio	(1.9)	(0.9)	(1.0)	(0.5)
Total Incurred Loss and LAE Ratio	86.6	104.8	78.8	88.6
Incurred Expense Ratio	27.7	27.8	27.9	27.8
Combined Ratio	114.3%	132.6%	106.7%	116.4%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	68.7%	65.9%	68.0%	67.3%
Incurred Expense Ratio	27.7	27.8	27.9	27.8
Underlying Combined Ratio	96.4%	93.7%	95.9%	95.1%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	96.4%	93.7%	95.9%	95.1%
Current Year Catastrophe Losses and LAE Ratio	20.6	41.0	12.3	22.7
Prior Years Non-catastrophe Losses and LAE Ratio	(0.8)	(1.2)	(0.5)	(0.9)
Prior Years Catastrophe Losses and LAE Ratio	(1.9)	(0.9)	(1.0)	(0.5)
Combined Ratio as Reported	114.3%	132.6%	106.7%	116.4%

Unaudited selected financial information for the Kemper Specialty segment follows:

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2012	Jun 30, 2011	Jun 30, 2012	Jun 30, 2011

Results of Operations

Net Premiums Written	$98.6	$105.8	$216.3	$228.9
Earned Premiums:
Personal Automobile	$96.1	$103.4	$192.7	$206.0
Commercial Automobile	10.5	9.9	20.7	19.7
Total Earned Premiums	106.6	113.3	213.4	225.7
Net Investment Income	4.7	7.2	9.9	13.8
Other Income	0.1	0.1	0.1	0.2
Total Revenues	111.4	120.6	223.4	239.7
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	89.0	91.3	175.2	184.1
Catastrophe Losses and LAE	3.7	2.9	3.8	3.0
Prior Years:
Non-catastrophe Losses and LAE	1.4	(1.9)	0.4	(3.8)
Catastrophe Losses and LAE	—	—	0.1	0.1
Total Incurred Losses and LAE	94.1	92.3	179.5	183.4
Insurance Expenses	22.9	21.9	44.6	44.5
Operating Profit (Loss)	(5.6)	6.4	(0.7)	11.8
Income Tax Expense (Benefit)	2.8	(1.1)	2.0	(2.1)
Segment Net Operating Income (Loss)	$(2.8)	$5.3	$1.3	$9.7

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	83.5%	80.6%	82.1%	81.7%
Current Year Catastrophe Losses and LAE Ratio	3.5	2.6	1.8	1.3
Prior Years Non-catastrophe Losses and LAE Ratio	1.3	(1.7)	0.2	(1.7)
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Total Incurred Loss and LAE Ratio	88.3	81.5	84.1	81.3
Incurred Expense Ratio	21.5	19.3	20.9	19.7
Combined Ratio	109.8%	100.8%	105.0%	101.0%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	83.5%	80.6%	82.1%	81.7%
Incurred Expense Ratio	21.5	19.3	20.9	19.7
Underlying Combined Ratio	105.0%	99.9%	103.0%	101.4%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	105.0%	99.9%	103.0%	101.4%
Current Year Catastrophe Losses and LAE Ratio	3.5	2.6	1.8	1.3
Prior Years Non-catastrophe Losses and LAE Ratio	1.3	(1.7)	0.2	(1.7)
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Combined Ratio as Reported	109.8%	100.8%	105.0%	101.0%

Unaudited selected financial information for the Kemper Direct segment follows:

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2012	Jun 30, 2011	Jun 30, 2012	Jun 30, 2011

Results of Operations

Net Premiums Written	$35.7	$50.6	$79.6	$111.5
Earned Premiums:
Automobile	$41.5	$55.2	$86.0	$112.8
Homeowners	2.4	2.3	4.8	4.5
Other Personal	—	—	0.1	0.1
Total Earned Premiums	43.9	57.5	90.9	117.4
Net Investment Income	3.7	5.5	7.3	10.8
Total Revenues	47.6	63.0	98.2	128.2
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	37.9	48.5	77.7	100.8
Catastrophe Losses and LAE	2.3	3.9	4.4	4.0
Prior Years:
Non-catastrophe Losses and LAE	(2.1)	(0.9)	(6.0)	(1.0)
Catastrophe Losses and LAE	(0.1)	0.1	(0.1)	0.4
Total Incurred Losses and LAE	38.0	51.6	76.0	104.2
Insurance Expenses	15.1	19.7	30.7	39.8
Operating Loss	(5.5)	(8.3)	(8.5)	(15.8)
Income Tax Benefit	2.6	3.5	4.3	7.1
Segment Net Operating Loss	$(2.9)	$(4.8)	$(4.2)	$(8.7)

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	86.4%	84.3%	85.5%	86.0%
Current Year Catastrophe Losses and LAE Ratio	5.2	6.8	4.8	3.4
Prior Years Non-catastrophe Losses and LAE Ratio	(4.8)	(1.6)	(6.6)	(0.9)
Prior Years Catastrophe Losses and LAE Ratio	(0.2)	0.2	(0.1)	0.3
Total Incurred Loss and LAE Ratio	86.6	89.7	83.6	88.8
Incurred Expense Ratio	34.4	34.3	33.8	33.9
Combined Ratio	121.0%	124.0%	117.4%	122.7%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	86.4%	84.3%	85.5%	86.0%
Incurred Expense Ratio	34.4	34.3	33.8	33.9
Underlying Combined Ratio	120.8%	118.6%	119.3%	119.9%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	120.8%	118.6%	119.3%	119.9%
Current Year Catastrophe Losses and LAE Ratio	5.2	6.8	4.8	3.4
Prior Years Non-catastrophe Losses and LAE Ratio	(4.8)	(1.6)	(6.6)	(0.9)
Prior Years Catastrophe Losses and LAE Ratio	(0.2)	0.2	(0.1)	0.3
Combined Ratio as Reported	121.0%	124.0%	117.4%	122.7%

Unaudited selected financial information for the Life and Health Insurance segment follows:

	Three Months Ended		Six Months Ended
(Dollars in Millions)	Jun 30, 2012	Jun 30, 2011	Jun 30, 2012	Jun 30, 2011

Results of Operations

Earned Premiums:
Life	$99.1	$99.7	$197.6	$199.1
Accident and Health	41.4	41.5	82.9	82.7
Property	20.8	21.7	41.2	42.9
Total Earned Premiums	161.3	162.9	321.7	324.7
Net Investment Income	49.7	52.1	105.4	104.8
Other Income	—	0.1	0.1	0.1
Total Revenues	211.0	215.1	427.2	429.6
Policyholders’ Benefits and Incurred Losses and LAE	102.9	108.6	203.5	204.1
Insurance Expenses	77.8	78.3	150.4	150.8
Operating Profit	30.3	28.2	73.3	74.7
Income Tax Expense	(10.8)	(10.2)	(26.0)	(26.7)
Segment Net Operating Income	$19.5	$18.0	$47.3	$48.0
Use of Non-GAAP Financial Measures
Consolidated Net Operating Income (Loss)
Consolidated Net Operating Income (Loss) is an after-tax, non-GAAP financial measure computed by excluding from income (loss) from continuing operations the after-tax impact of 1) net realized gains (losses) on sales of investments, 2) net impairment losses recognized in earnings related to investments and 3) other significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is income (loss) from continuing operations.
Kemper believes that Consolidated Net Operating Income (Loss) provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Net realized gains (losses) on sales of investments and net impairment losses recognized in earnings related to investments included in Kemper’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of Kemper’s business or economic trends.

A reconciliation of Consolidated Net Operating Income (Loss) to Income (Loss) from Continuing Operations for the three and six months ended June 30, 2012 and 2011 is presented below:

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2012	Jun 30, 2011	Jun 30, 2012	Jun 30, 2011
Consolidated Net Operating Income (Loss)	$(0.8)	$(20.2)	$32.6	$15.9
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	2.7	11.5	5.9	20.7
Net Impairment Losses Recognized in Earnings	(0.3)	(0.7)	(0.6)	(1.0)
Income (Loss) from Continuing Operations	$1.6	$(9.4)	$37.9	$35.6
Consolidated Net Operating Income (Loss) Per Unrestricted Share
Consolidated Net Operating Income (Loss) Per Unrestricted Share is a non-GAAP financial measure computed by dividing Consolidated Net Operating Income (Loss) by the weighted average unrestricted shares outstanding. The most directly comparable GAAP financial measure is Income (Loss) from Continuing Operations Per Unrestricted share‐basic.
A reconciliation of Consolidated Net Operating Income (Loss) Per Unrestricted Share to Income (Loss) from Continuing Operations Per Unrestricted Share for the three and six months ended June 30, 2012 and 2011 is presented below:

	Three Months Ended		Six Months Ended
(Dollars in Millions) (Unaudited)	Jun 30, 2012	Jun 30, 2011	Jun 30, 2012	Jun 30, 2011
Consolidated Net Operating Income (Loss) Per Unrestricted Share	$(0.01)	$(0.33)	$0.54	$0.26
Net Income Per Unrestricted Share From:
Net Realized Gains on Sales of Investments	0.05	0.19	0.10	0.34
Net Impairment Losses Recognized in Earnings	(0.01)	(0.02)	(0.01)	(0.02)
Income (Loss) from Continuing Operations Per Unrestricted Share	$0.03	$(0.16)	$0.63	$0.58
Book Value Per Share Excluding Unrealized Gains on Fixed Maturities
Book Value Per Share Excluding Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the impact of unrealized net capital gains and losses on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trend in book value per share, excluding the impact of unrealized net capital gains and losses on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Unrealized Gains on Fixed Maturities and Book Value Per Share at June 30, 2012 and December 31, 2011 is presented below:

(Dollars in Millions) (Unaudited)	Jun 30, 2012	Dec 31, 2011
Shareholders’ Equity Excluding Unrealized Gains	$1,781.3	$1,789.2
Unrealized Gains and Losses on Fixed Maturities	367.4	327.4
Shareholders’ Equity	$2,148.7	$2,116.6
Underlying Combined Ratio
Underlying combined ratio is a non-GAAP financial measure, which is computed by adding the current year non-catastrophe losses and LAE ratio with the incurred expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which uses total incurred losses and LAE, including the impact of catastrophe losses, and loss and LAE reserve development. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its second quarter 2012 results in a conference call on Tuesday, August 7 at 11 a.m. EST. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 866.393.1565. To listen via webcast, register on-line at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available through August 22, 2012 at 855.859.2056 using conference ID number 10901631.
More detailed financial information can be found in Kemper's Investor Financial Supplement for the second quarter of 2012 which is available at kemper.com.

About Kemper
Kemper is a diversified insurance holding company with subsidiaries that provide an array of products to the individual and small business markets:

•	Auto insurance

•	Homeowners insurance

•	Renters insurance

•	Life insurance

•	Health insurance
Kemper markets to its customers through a network of independent agents, brokers and career agents.
Additional information about Kemper, including its filings on Forms 10-K, 10-Q and 8-K and its investor supplement, is available by visiting kemper.com.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results to differ materially from estimated results are those listed in periodic reports filed by Kemper with the Securities and Exchange Commission (the “SEC”). No assurances can be given that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.
Source: Kemper Corporation

Contact
Investors: Diana Hickert-Hill	312.661.4930 or investor.relations@kemper.com

KEYWORD: ILLINOIS
INDUSTRY KEYWORD: INSURANCE EARNINGS